Exhibit 3.64

FILE IN DUPLICATE	AMENDED
PRINT CLEARLY	CERTIFICATE OF INCORPORATION
SOS CORP. KEY	(After Receipt of Payment of Stock)

PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.	A. The name of the corporation is: BIG STATE PAWN & BARGAIN CENTERS, INC. OF OKLAHOMA

B. As amended. The name of the corporation has been changed to:

Cash America, Inc. of Oklahoma

2.	A. No change, as filed X .

B. As amended: The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is:

NAME	STREET ADDRESS	CITY	COUNTY	ZIP CODE
(P.O. BOXES ARE NOT ACCEPTABLE)

3.	A. No Change, as filed X .

B. As amended: The duration of the corporation is:

4.	A. No change, as filed X .

B. As amended: The purpose or purposes for which the corporation is formed are:

5.	A. No change, as filed X .

B. As amended: The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is;

NUMBER OF SHARES	SERIES	PAR VALUE PER SHARE

Common

Preferred

TOTAL NO. SHARES	TOTAL AUTHORIZED CAPITAL:

AMENDED

CERTIFICATE OF INCORPORATION

(After Receipt of Payment of Stock)

TO THE SECRETARY OF STATE OF THE

STATE OF OKLAHOMA:

The undersigned Oklahoma corporation, for the purpose of amending its Certificate of Incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1. A. The name of the corporation is: CASH AMERICA INVESTMENTS, INC. (an Oklahoma corporation).

B. As amended, the name of the Corporation has been changed to: BIG STATE PAWN & BARGAIN CENTERS, INC. OF OKLAHOMA.

2. As amended, the address of the registered office in the State of Oklahoma and the name of the registered agent at such address is: NO CHANGE, AS FILED.

3. As amended, the duration of the Corporation is: NO CHANGE, AS FILED.

4. As amended, the purpose or purposes for which the Corporation is formed are: NO CHANGE, AS FILED.

5. As amended, the aggregate number of authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is: NO CHANGE, AS FILED.

That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

SUCH AMENDMENT WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S., §1077.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed by its President and attested by its Secretary, this 31st day of May, 1988.

CASH AMERICA INVESTMENTS, INC.
(an Oklahoma corporation)

By:	/s/ A. R. ARNESEN
A. R. Arnesen, President

ATTEST:

/s/ DALE R. WESTERFELD
Dale R. Westerfeld, Secretary

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ARTICLES OF INCORPORATION

OF

CASH AMERICA INVESTMENTS, INC.

THE STATE OF TEXAS §

COUNTY OF TARRANT

To: Secretary of State of the State of Oklahoma:

We, the undersigned incorporators:

Jack R. Daugherty	2900 North Main
Fort Worth, Texas 76106

Clifton H. Morris, Jr.	2900 North Main
Fort Worth, Texas 76106

Mark Livingston	2900 North Main
Fort Worth, Texas 76106;

being persons legally competent to enter into contracts, for the purpose of forming a corporation under “The Business Corporation Act” of the state of Oklahoma, do hereby adopt the following Articles of Incorporation:

Article One

The name of this corporation is Cash America Investments, Inc.

Article Two

The address of its registered office in the state of Oklahoma is 735 First National Bank Building, in the city of Oklahoma City, County of Oklahoma, and the name of its registered agent at such address is The Corporation Company.

Article Three

The duration of the corporation is perpetual.

Article Four

The purposes for which this corporation is formed are: for doing any lawful purpose authorized by the laws of the State of Oklahoma.

Article Five

The aggregate number of shares which the corporation shall have authority to allot is Five Million (5,000,000) consisting of one (1) class. The designation of the class, the number of shares of the class, and the par value of the class are as follows:

Class	Number of Shares	Par value
Common	5,000,000	$0.01

Article Six

The amount of stated capital with which it will begin business is Five Hundred Dollars ($500), which has been fully paid in [not less than $500].

Article Seven

The number and class of shares to be allotted by the corporation before it shall begin business and the consideration to be received by the corporation therefor, are:

Class of Shares	Number of Shares	Consideration to be received therefor
Common	50,000	$500

Article Eight

The number of directors to be elected at the first meeting of the shareholders is three (3).

Article Nine

No holder of any shares of any class of stock of the corporation shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (1) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the corporation, (2) any obligations, evidences of indebtedness, or other securities of the corporation convertible into

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or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, (3) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities, (4) any other securities that may be issued or sold by the corporation, other than such (if any) as the Board of Directors of the corporation, in its sole and absolute discretion, may determine from time to time.

/s/ JACK R. DAUGHERTY
JACK R. DAUGHERTY

/s/ CLIFTON H. MORRIS, JR.
CLIFTON H. MORRIS, JR.

/s/ MARK LIVINGSTON
MARK LIVINGSTON

THE STATE OF TEXAS §

COUNTY OF OKLAHOMA §

Before me, a notary public, in and for said county and state, on this 13 day of June, 1985, personally appeared Jack R. Daugherty, Clifton H. Morris, Jr., and Mark Livingston, to me known to be the identical persons who signed the foregoing articles of incorporation and acknowledged to me that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.

In witness whereof, I have hereunto set my hand and seal the day and year above written.

/s/ ALEASIA MADDUX
Notary Public, State of Texas
My Commission Expires: 5-3-86

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THIS FORM MUST BE EXECUTED AND ATTACHED TO ARTICLES OF

INCORPORATION

AFFIDAVIT AS TO PAID IN CAPITAL

STATE OF TEXAS                                    )

COUNTY OF TARRANT                          )

We, the undersigned, of lawful age, being first duly sworn, each for himself deposes and says that we constitute a majority of the incorporators of Cash America Investments, Inc., a proposed corporation, and that the amount of stated capital with which said corporation will begin business, as set out in its attached articles of incorporation, has been fully paid in.

/s/ JACK R. DAUGHERTY	Jack R. Daughtery 2900 North Main Fort Worth, TX 76106

/s/ CLIFTON H. MORRIS, JR.	Clifton H. Morris, Jr. 2900 North Main Fort Worth, TX 76106

/s/ MARK LIVINGSTON	Mark Livingston 2900 North Main Fort Worth, TX 76106

Subscribed and sworn to before me this 23

Day of July , 1985 .

/s/ SYLVIA LYNN DAY
(NOTARY PUBLIC)

My Commission Expires:  9-13-86

(SEAL)